Robert Cook: Thank you, operator. Good morning, everyone, and welcome to EpiCept’s annual shareholder meeting. Before we begin I would like to caution you that the comments by management during this conference call will contain forward-looking statements that involve risks and uncertainties regarding the operations and future results of EpiCept. I encourage you to review our filings with the Securities and Exchange Commission, including without limitation the Company’s forms 10-K and forms 10-Q, which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

The content of today’s meeting and webcast contains time-sensitive information that is accurate only as of the day of this call, which is today, June 27, 2011. EpiCept undertakes no obligation to revise or update any statements to reflect circumstances or events after the date of this annual meeting. And with that, I would like to turn this morning’s proceedings over to our Chairman, Mr. Robert Savage.

Robert Savage: Good morning and welcome to EpiCept Corporation’s reconvened 2011 annual stockholders meeting. My name is Bob Savage, Chairman of the Board of the corporation and I will serve as the Chairman of this reconvened meeting. And Mr. Robert Cook, the Company’s Chief Financial Officer, Senior Vice President Finance and Administration and Secretary will serve as the secretary of this reconvened meeting.

The past year has been one of continued progress for EpiCept, with the leadership team advancing the Company’s critical goals and milestones. I would also like to congratulate them for their resourcefulness and dedication in overcoming the distinct challenges that presented themselves during the course of the year.

Among the chief achievements since our last annual meeting were the positive results achieved for AmiKet Cream and a Phase IIb trial for its safety and efficacy in chemo-induced peripheral neuropathy, or CPN. AmiKet is potentially a highly valuable commercial opportunity for the Company with no currently approved competing therapies for the CPN indication.

Moreover, AmiKet has demonstrated potential utility in the broader peripheral neuropathy market as well, potentially positioning the drug as a new option in what is expected to be a $5 billion market in the US alone by 2018. I believe senior management is taking the proper course in securing a partner for AmiKet to share in the development costs and associated risks prior to continuing its major clinical trials.

The opportunity for such a partnership will afford the Company in being able to advance a highly promising product candidate in a cost-effective manner, while at the same time sharing in the revenue post launch without the need for a significant investment in infrastructure. We look forward to further updates on the progress and completion of these negotiations.

I would also like to commend the leadership team for their advancement of Ceplene, which in 2010 became EpiCept’s first product available by prescription to patients, a watershed moment in the evolution of a life sciences company. 2010 was not without deep challenges for Ceplene, however, particularly in light of the decision by FDA last August to issue a refusal to file letter for Ceplene’s new drug application.

Since that decision, the senior management team has been resolute in their pursuit of a viable regulatory pathway for the drug in the US, and will continue its discussions with FDA for the protocol and other documentation for a special protocol assessment, or SPA, for a Phase III confirmatory clinical trial for Ceplene. We now look forward to providing you with further updates on the discussions with the FDA and what is hoped will be the initiation of the confirmatory trial later this year.

We also look forward to the continued expansion of Ceplene’s commercial availability in Europe and other key markets where it is currently approved through the work of EpiCept’s commercial partner, Meda AB. Sales of Ceplene in these markets are expected to be a significant source of revenue for the Company in the future, providing important resources to advance other key programs and deliver value to our shareholders. The leadership team is also continuing to make important progress with Crolibulin, a vascular disruption agent which is currently being studied in an NCI co-funded Phase Ib/II for anaplastic thyroid cancer and for which data could be available as early as the end of the year.

In addition, momentum is continuing with Azixa, a compound discovered by EpiCept and licensed to Myrexis. We expect this agreement to continue to provide significant financial opportunities for EpiCept as Myrexis moves forward with Azixa’s clinical development, as EpiCept will receive both milestone payments and future royalties in conjunction with Azixa’s new development.

The management team should be commended for their successful efforts to strengthen the Company’s cash position and their continued highly efficient use of capital. The funding environment for the majority of the life sciences industry continues to be a challenging one, and management’s capital preservation approach of focusing on only the most promising candidates in the pipeline is undoubtedly the right strategy for this environment.

Lastly, I would like to acknowledge a transition with regard to the composition of our Board of Directors. We welcomed Keith Brownlie to the Board a short time ago. Keith is a recently retired audit partner from Ernst & Young. Keith is ably qualified to serve on our Board as an SEC financial expert for audit purposes.

Earlier today the Board accepted the resignation of Guy Jackson due to his desire to retire and spend more time with his family. On behalf of the Board, I would like to thank Guy for his many years of service to the Board and the Company, and especially his contributions as Chairman of the Audit Committee. I’d like to thank you for your attendance to this call and participation here today, and now turn the podium over to Jack Talley, as our President and Chief Executive Officer, for his remarks.

Jack Talley: Thank you, Bob. Good morning and thank you all for joining us today at EpiCept’s reconvened annual meeting of stockholders. Since we gathered at our last annual meeting approximately a year ago, we have made important progress in unlocking the potential of our valuable portfolio of products to treat cancer and pain, and in evolving EpiCept towards a profitable specialty pharmaceutical company with a promise to build long-term value for our shareholders. We also were able to overcome distinct challenges that presented themselves during the past year.

I would like to expand on these efforts here today and also share what we believe are the key opportunities in 2011 to continue this positive momentum. I’d like to begin with a discussion of AmiKet, which until recently went by the name of EpiCept NP1.

AmiKet is our prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies. We have made significant progress on this product candidate over the past year. Earlier in 2011 we announced excellent results from AmiKet’s Phase IIb trial, which was designed to evaluate its efficacy and safety in chemotherapy-induced peripheral neuropathy, or CIPN.

The study was conducted by the National Cancer Institute funded community clinical oncology program, and enrolled more than 460 cancer survivors suffering from CIPN. CIPN is a terrible disease, characterized by pain, numbness and tingling usually in the extremities and it occurs very frequently in patients undergoing both chemotherapy, as well as radiation therapy.

It is estimated that at least 80% of patients receiving therapy with taxanes, for instance, experience some form of CIPN as an adverse outcome of their treatment. In the intent to treat population of this trial AmiKet achieved a statistically significant reduction in CIPN intensity versus placebo, which was the trial’s primary endpoint with a P value of 0.001.

We believe AmiKet represents a compelling commercial opportunity for our Company, as it has broad potential, not just in CIPN, but also in the broader category of peripheral neuropathy. We have generated a strong body of clinical data for AmiKet that demonstrates its effectiveness in providing long-term relief against peripheral neuropathies. This drug has been studied in six double-blind, placebo-controlled studies that involved more than 1,600 patients.

Our intent now is to advance AmiKet as rapidly as possible into a Phase III trial for CIPN. In order to do so, we plan to meet with the FDA later this year in an end-of-phase II meeting, at which time we will gain FDA guidance on the path required for a clinical, chemistry, manufacturing, controls and toxicology package in order to generate an NDA for this product for the treatment of CIPN.

We also plan to ask FDA for a special protocol assessment, or SPA of AmiKet in CIPN, and to hopefully designate this as a fast track product. Our plan is a demonstration of our firm belief that AmiKet has generated breakthrough results in this disease and needs to be available to cancer survivors as soon as possible.

The investigators from this trial are preparing to submit the results for publication. They are also eager to work with us for any follow-up clinical efforts that the NCI can support in this regard. This is a considerable market opportunity, easily reaching in excess of $1 billion annually. The magnitude of the market potential expands greatly if you consider use in peripheral neuropathy. Make no mistake about it. We believe that AmiKet possesses blockbuster sales potential.

In keeping with our core strategy of pursuing a balanced dynamic platform of both pain and cancer candidates, we are also continuing to make important progress with Ceplene, our therapy approved in Europe for the remission maintenance and prevention of relapse in patients with AML and first remission. Last year Ceplene became our first product commercially available by prescription. Today Ceplene is available in the United Kingdom, Germany, Italy, Austria, and Sweden and I believe about to become available in Denmark and other countries, while our partner Meda AB is continuing its work to achieve regulatory approvals and reimbursement in other key markets, including France and Spain.

We believe sales of Ceplene in the EU should eventually become a source of substantial revenue, both for EpiCept and Meda. In the last six months Meda has sponsored four pharmaceutical congresses to support Ceplene. These congresses were in Germany, Italy, Austria and earlier this month at the European Hematology Association meeting in London, where over 200 participants were able to gain in a standing room only forum firsthand knowledge of the latest news on Ceplene from experts in the field.

Meda also has several initiatives underway for investigator-initiated trials with various study groups in Europe. Some of these contracts have seven figure euro sales potential once completed. We have come to find that this is an essential element to successfully market and sell Ceplene in Europe. I am confident that Meda is finding the right path forward to ultimate success with Ceplene in Europe.

EpiCept is continuing to enroll patients into our Ceplene post-approval trial studying certain biomarkers and minimal residual disease in AML patients. Enrollment has been accelerating in this trial. We currently have 56 patients in the trial and are getting close to the prespecified endpoint where we were able to do an interim initial assessment of the presence of certain key biomarkers in patients taking Ceplene.

Data from this trial will be submitted to EMA to fulfill our post-approval commitment and to obtain a refinement of Ceplene’s current labeling. The data will also be of interest to prescribing doctors and key opinion leaders, and will therefore be exploited by Meda to assist in its marketing efforts.

Those of you who follow EpiCept know that we have had regulatory setbacks historically with Ceplene, but have proven our ability to overcome these obstacles. We were disappointed last August when the FDA issued a refusal-to-file letter on the Ceplene NDA, despite having held more than one pre-NDA conference with us.

We can’t undo the past or un-ring that bell. We can, however, continue to move beyond last year’s regulatory setback with Ceplene in the US and have made important progress in our efforts to determine the final path to approval for this important medicine in the United States.

Last month we announced the filing of our protocol for the Phase III survival trial for Ceplene with the FDA, which is being reviewed under the special protocol assessment program. Based on valuable input from both the FDA and key opinion leaders in hematology, we have proposed a two-arm randomized open label trial that will compare the efficacy of Ceplene plus low-dose Interleukin-2 to the investigators’ choice of standard of care of AML patients in first complete remission with a primary endpoint of overall survival. Of note, standard of care oftentimes is no treatment at all.

Late last week the FDA notified us that they prefer a study designed with a two arm that has an IL-2 monotherapy arm component. EMEA and thought leaders have adopted the position that such a design is neither ethical nor feasible. We have accepted FDA’s invitation to meet with them on this important subject and expect to resolve this issue later this year.

Should the FDA’s review period fall within a typical time frame and we receive approval for the protocol under the SPA process, we believe we will be a in a position to initiate the trial late this year. We believe the results of this study, if positive, will provide the basis for the filing of a new drug application, or NDA, for Ceplene in the US.

The past year was also a time of advancement for our earlier stage oncology program, in particular Crolibulin, our vascular disruption agent that demonstrated potent antitumor activity in both preclinical and early clinical studies. Crolibulin is currently being studied at an NCI co-funded Phase Ib/2 trial, designed to assess its efficacy and safety in combination with Cisplatin in patients with anaplastic thyroid cancer, or ATC.

This is a devastating disease that typically progresses rapidly to death and is unresponsive to current chemotherapy and radiation therapy. We are moving quickly with this trial and have enrolled five patients to date. Safety data could be available as soon as late this year.

I expect shortly thereafter we will begin the Phase II portion of the study where we will randomize patients receiving Cisplatin to the presence or absence of Crolibulin and look at progression-free survival, among other endpoints. A proof of concept in this trial would be sufficient to generate a meaningful commercial license for the drug, were we to opt to move forward in this manner.

A second compound currently advancing in clinical trials is Azixa, being studied for the treatment of brain cancer. Azixa was discovered by EpiCept and licensed to Myrexis as part of an exclusive worldwide pharmaceutical development and commercialization agreement. Myrexis is currently conducting Phase IIb clinical trials with Azixa.

The most ambitious effort is in primary glioblastoma where they are randomizing Temozolomide patients with primary glioblastoma to the presence or absence of Azixa and following various measures of survival as outcome. Based on a successful trial, which is well underway in the US and India, they should be in a position to consider initiation of a Phase III trial for Azixa late next year. Dosing of the first patient in a Phase III trial triggers our next milestone payment from Myrexis.

We’ve also put significant effort into bolstering the balance sheet at EpiCept. Dilutive equity financings that have an adverse effect on share price are always our last choice to raise capital. We enter into these transactions only out of financial necessity with the ultimate goal of building long-term value for shareholders in the most efficient means possible.

Toward that end, when appropriate, we have considered other non-dilutive financing transactions. The latest, announced last month, added $10.6 million in funding from MidCap Financial through a senior-secured loan facility. We won’t announce quarterly financial results again until August, but at this time it is safe to say that we have in excess of a year’s worth of operating capital on our balance sheet, and I believe that EpiCept continues to be financeable in a difficult, but improving financial climate.

The achievement of each of the milestones I have discussed today would provide a significant impact on our Company and its shareholders, and we are aggressively pursuing their successful completion. To that end, our singular focus will continue to be on achieving the key value-driving milestones for the coming year, including resolving with the FDA the design of our Phase III survival study protocol for Ceplene and preparing for the trial’s initiation, the advancement of AmiKet towards initiation of a Phase III program, the progress of the NCI co-funded trial of Crolibulin and providing further updates on efforts by Myrexis with Azixa.

I believe we are well positioned to achieve these goals, supported by a valuable pipeline aligned with unmet medical needs, the continued use of our resources, our talented and dedicated employees and the support of you, our shareholders. Thank you again for your support of EpiCept.